Exhibit 10.21

Execution Version

CERTAIN CONFIDENTIAL INFORMATION (MARKED BY BRACKETS AS “[***]”) HAS
BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND
(II) IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR
CONFIDENTIAL.

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of June 17, 2026 by and among Georgia Banking Company, Inc., a Georgia corporation (the “Company”), each of the shareholders of the Company listed on Schedule I hereto (each, a “Selling Shareholder” and, collectively, the “Selling Shareholders”), and each of the investors identified on the signature pages hereto (individually, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, each Purchaser wishes to purchase, and the Company and the Selling Shareholders wish to sell, upon the terms and conditions stated in this Agreement, that certain number of shares of voting common stock, par value $0.01 per share, of the Company (the “Common Stock”) and non-voting common stock, par value per share $0.01, of the Company (the “Non-Voting Common Stock”) in the aggregate number indicated below such Purchaser’s name on the signature page to this Agreement (such shares of Common Stock and Non-Voting Common Stock sold by the Company, the “Primary Shares,” and such shares of Common Stock sold by the Selling Shareholders, the “Secondary Shares,” and together, the “Shares”);

WHEREAS, the Company and the Selling Shareholders have engaged Performance Trust Capital Partners, LLC as their exclusive placement agent (the “Placement Agent”) for the offering of the Shares (the “Offering”); and

WHEREAS, the Company and each Purchaser are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “Commission”) under the Securities Act;

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company, the Selling Shareholders and each Purchaser hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1           Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any Proceeding, inquiry, or notice of violation pending or, to the Company’s Knowledge, threatened against the Company or any of its properties or any officer, director or employee of the Company acting in his or her capacity as an officer, director or employee before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Aggregate Purchase Price” means with respect to each Purchaser, the aggregate Purchase Price to be paid for the Shares purchased hereunder indicated below such Purchaser’s name on such Purchaser’s signature page hereto.

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Bank” means Georgia Banking Company, a Georgia chartered bank and wholly owned subsidiary of the Company.

“Bank Regulatory Authorities” shall mean any governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company and the Bank.

“BHC Act” means the Bank Holding Company Act of 1956, as amended.

“Board” means the board of directors of the Company.

“Business Combination” means a merger, consolidation, statutory share exchange, or similar transaction that requires adoption by the Company’s shareholders.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in the City of Atlanta, Georgia are open for the general transaction of business.

“Change in Control” means, with respect to the Company, the occurrence of any of the following events:

(1)            any Person or “group” becomes a beneficial owner (as defined in Rules 13d-3 of the Exchange Act), directly or indirectly, of 50% or more of the aggregate shares of Common Stock;

(2)            the consummation of a Business Combination, unless immediately following such Business Combination more than 50% of the total voting power of the corporation resulting from such Business Combination (the “Surviving Corporation”), or, if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership (as defined in Rules 13d-3 of the Exchange Act) of 100% of the voting securities eligible to elect directors of the Surviving Corporation, is represented by Common Stock that was outstanding immediately before such Business Combination;

(3)            the shareholders of the Company approve a plan of liquidation or dissolution of the Company or a sale of all or substantially all of the Company’s assets; or

(4)            the Company has entered into a definitive agreement, the consummation of which would result in the occurrence of any of the events described in clauses (1) through (3) of this definition above.

“Closing” means the closing of the purchase and sale of the Shares pursuant to this Agreement.

“Closing Date” means the Business Day when all of the Transaction Documents have been executed and delivered by the applicable parties thereto, and all of the conditions set forth in Sections 2.1, 2.2, 5.1 and 5.2 hereof are satisfied or waived, as the case may be, or such other date as the parties may agree.

“Commission” has the meaning set forth in the Recitals.

“Common Stock” has the meaning set forth in the Recitals and includes any securities into which the Common Stock may hereafter be reclassified or changed.

“Company” shall have the meaning ascribed to such term in the Preamble.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company Indemnified Person” has the meaning set forth in Section 4.3(a).

“Company’s Knowledge” means, with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge of the executive officers of the Company having responsibility for the matter or matters that are the subject of the statement after reasonable investigation.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Covered Persons” has the meaning set forth in Section 3.1(o).

“Data Site” means the electronic data site established and maintained in connection with the Offering.

“Disqualification Event” has the meaning set forth in Section 3.1(o).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“FDIC” means the Federal Deposit Insurance Corporation.

“Federal Reserve” means the Board of Governors of the Federal Reserve System.

“Financial Statements” has the meaning set forth in Section 3.1(i).

“Fortress” means CF GBC Investors LP, an affiliate of Fortress Investment Group LLC.

“GAAP” means U.S. generally accepted accounting principles, as applied by the Company.

“Georgia Courts” means the courts of the State of Georgia and the United States District Courts located in the City of Atlanta.

“Governmental Entity” means any court, arbitrator, administrative agency or commission, board, bureau or other governmental or Bank Regulatory Authority or instrumentality.

“Indemnified Person” has the meaning set forth in Section 4.3(b).

“Information” has the meaning set forth in Section 4.9.

“Investor Confidential Information” means each Purchaser’s, its Affiliates’, its investment advisers’ and or its or their control persons’ or equity holders’ nonpublic, proprietary, personal or otherwise confidential information, including the identities of any limited partners, shareholders or members of any Purchaser, any of its Affiliates or any of its investments.

“Investor Rights Agreements” means those certain (i) VCOC Letters, by and between the Company and Patriot Financial Partners III, L.P, Bartow Morgan, Jr. and J. Bradford Smith, each dated December 31, 2020, respectively, (ii) Investor Rights Agreements, by and between the Company and Patriot Financial Partners III, L.P, Bartow Morgan, Jr. and J. Bradford Smith, each dated December 31, 2020, respectively, (iii) VCOC Letter, by and among the Company and Financial Hybrid Opportunity Fund LLC (“FHOF”), Financial Hybrid Opportunity SPV I LLC (“FHOS”), Financial Opportunity Fund LLC (“FOF”, together with FHOF and FHOS, “FJ”), dated as of February 9, 2021 and (iv) Investor Rights Agreement, by and among the Company and FJ, dated as of February 9, 2021.

“Lien” means any lien, charge, claim, encumbrance, security interest, right of first refusal, preemptive right, mortgage, deed of trust, pledge, conditional sale agreement, restrictions on transfer or other restriction of any kind.

“Material Adverse Effect” means any event, circumstance, change or occurrence that has had or would reasonably be expected to have, individually or in the aggregate (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, properties, business, condition (financial or otherwise), liabilities or prospects of the Company, taken as a whole, or (iii) any adverse impairment to the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document; provided, however, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent resulting from the following: (A) changes, after the date hereof, in GAAP or regulatory accounting principles generally applicable to banks or their holding companies, (B) changes, after the date hereof, in applicable laws, rules and regulations or interpretations thereof by Governmental Entities, (C) actions or omissions of the Company expressly required by the terms of this Agreement or taken with the prior written consent of each Purchaser, (D) changes in general economic, monetary or financial conditions in the United States, (E) changes in global or national political conditions, including any outbreak or escalation or escalation of hostilities, declared or undeclared acts of war, terrorism, epidemics, pandemics, or disease outbreaks, and (F) the public disclosure of this Agreement or the transactions contemplated by this Agreement; except, with respect to clauses (A), (D) and (E), to the extent that the effects of such changes have a disproportionate effect on the Company, the Bank or any of its Subsidiaries, taken as a whole, relative to other similarly situated banks or their holding companies generally.

“Material Contract” means any of the following agreements of the Company:

(1)            any employment, severance, termination, or consulting agreement with any executive officer;

(2)            any arrangement regarding any outstanding debt securities, notes, credit agreement, or other instruments of the Company by which the Company is bound, which, in each case, evidences a material amount of indebtedness of the Company;

(3)            any contract containing covenants that limit in any material respect the ability of the Company or any employee of the Company to compete in any line of business or with any Person or which involve any material restriction of the geographical area in which, or method by which or with whom, the Company may carry on its business (other than as may be required by law or applicable regulatory authorities), and any contract that could require the disposition of any material assets or line of business of the Company;

(4)            any material joint venture, partnership, strategic alliance, or other similar contract (including any franchising agreement, but in any event excluding introducing broker agreements), and any contract relating to the acquisition or disposition of any material business or material assets (whether by merger, sale of stock or assets, or otherwise), which acquisition or disposition is not yet complete or where such contract contains continuing material obligations or contains continuing indemnity obligations of the Company;

(5)            any real property lease and any other lease with annual rental payments aggregating $100,000 or more;

(6)            other than with respect to loans, any contract providing for, or reasonably likely to result in, the receipt or expenditure of more than $250,000 on an annual basis, including the payment or receipt of royalties or other amounts calculated based upon revenues or income;

(7)            any contract that by its terms limits the payment of dividends or other distributions by the Company;

(8)            any standstill or similar agreement pursuant to which any party has agreed not to acquire assets or securities of another person;

(9)            any contract that would reasonably be expected to prevent, materially delay, or materially impede the Company’s ability to consummate the transactions contemplated by the Transaction Documents;

(10)          any contract that contains a put, call, or similar right pursuant to which the Company could be required to purchase or sell, as applicable, any equity interests or assets that have a fair market value or purchase price of more than $100,000; and

(11)          any agreement that contains any (A) exclusive dealing obligation, (b) “clawback” or similar undertaking requiring the reimbursement or refund of any fees, (C) “most favored nation” or similar provision granted by the Company, or (D) provision that grants any right of first refusal or right of first offer or similar right or that limits or purposes to limit the ability of the Company to own, operate, sell, transfer, pledge or otherwise dispose of any assets or business; and

(12)          any other contract, agreement or understanding material to the Company or its operations.

“Material Permits” has the meaning set forth in Section 3.1(n).

“Non-Voting Common Stock” has the meaning set forth in the Recitals and includes any securities into which the Non-Voting Common Stock may hereafter be reclassified or changed (other than through conversion to Common Stock).

“OFAC” has the meaning set forth in Section 3.1(u).

“Offering” has the meaning set forth in the recitals.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Placement Agent” has the meaning set forth in the Recitals.

“Primary Shares” has the meaning set forth in the Recitals.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Purchase Price” means $30 per Share.

“Purchaser” has the meaning set forth in the Preamble.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Registration Rights Agreements” means those certain Registration Rights Agreements, by and between the Company and Patriot Financial Partners III, L.P., Bartow Morgan, Jr. and J. Bradford Smith, each dated December 31, 2020, respectively, and that certain Registration Rights Agreement, by and among the Company and the Selling Shareholders, dated as of February 9, 2021.

“Regulation D” has the meaning set forth in the Recitals.

“Required Notices” has the meaning set forth in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Secondary Shares” has the meaning set forth in the Recitals.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Shareholder” and “Selling Shareholders” have the meanings set forth in the Preamble.

“Selling Shareholder Indemnified Person” has the meaning set forth in Section 4.3(b).

“Shares” has the meaning set forth in the Recitals.

“Subsidiary” means any entity in which the Company, directly or indirectly, owns 50% or more of the outstanding capital stock or otherwise has Control over such entity.

“Tax” or “Taxes” mean (i) any federal, state, local or foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add on minimum, ad valorem, transfer or excise Tax, or any other Tax, custom, duty, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or penalty, imposed by any Governmental Entity and (ii) any liability in respect of any items described in clause (i) above payable by reason of contract, assumption, transferee or successor liability, operation of law, Treasury Regulations Section 1.1502-6(a) (or any predecessor or successor thereof or analogous or similar provisions of law) or otherwise.

“Tax Return” means any return, declaration, report or similar statement filed or required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

“Transaction Documents” means this Agreement, the annexes, schedules and exhibits attached hereto, and any other documents or agreements executed or delivered in connection with the transactions contemplated hereunder.

ARTICLE II

PURCHASE AND SALE

2.1            Closing.

(a)            Purchase of Shares. Subject to the terms and conditions set forth in this Agreement, each Purchaser shall purchase the number of Shares as indicated below such Purchaser’s name on such Purchaser’s signature page to this Agreement for the Aggregate Purchase Price. The Shares purchased by each Purchaser shall be comprised of Primary Shares and Secondary Shares in the same proportion that the total number of Primary Shares and the total number of Secondary Shares being sold to all Purchasers at the Closing bears, respectively, to the total number of Shares being sold to all Purchasers at the Closing, as determined by the Company in consultation with the Placement Agent (such that each Purchaser shall purchase its pro rata portion of Primary Shares and its pro rata portion of Secondary Shares); provided, to the extent Fortress’ ownership of the Company’s Common Stock would exceed 4.9% of the Company’s total outstanding shares of Common Stock following the Offering, the Primary Shares issued to Fortress shall be comprised of sufficient shares of Non-Voting Common Stock to maintain Fortress’ ownership of the Company’s Common Stock at 4.9% of the Company’s total outstanding shares of Common Stock following the Offering.

(b)            Closing. The Closing of the purchase and sale of the Shares shall take place on the Closing Date remotely by electronic means as the parties may mutually agree.

2.2            Closing Deliveries.

(a)            On or prior to the Closing, the Selling Shareholders shall deliver or cause to be delivered to the Company (for further delivery to the Purchasers, as applicable) the following (the “Selling Shareholder Deliverables”):

(i)             this Agreement, duly executed by the Selling Shareholders;

(ii)            certificates (if any) representing the Secondary Shares to be sold by such Selling Shareholder hereunder, together with duly executed stock powers or other instruments of transfer, in form reasonably acceptable to the Company and sufficient to transfer such Secondary Shares to the applicable Purchasers free and clear of all Liens (other than restrictions on transfer arising under applicable securities laws); and

(iii)           any other documents, certificates and agreements, reasonably requested by the Company in connection with the transfer of the Secondary Shares to the Purchasers.

(b)            On or prior to the Closing, the Company shall issue, deliver or cause to be delivered to each Purchaser and the Selling Shareholders, as applicable, the following (the “Company Deliverables”):

(i)             this Agreement, duly executed by the Company;

(ii)            the Shares, by delivery of evidence of the Shares registered in the name of such Purchaser or its nominee (per its instructions), or, to the extent requested by such Purchaser, by delivery of one or more stock certificates evidencing the Shares purchased by such Purchaser hereunder, registered in the name of such Purchaser or its nominee (per its instructions); and

(iii)           the Selling Shareholders’ pro rata portion of the funds received for the Aggregate Purchase Price for all Secondary Shares sold in the Offering, by wire transfer of immediately available funds in accordance with the Selling Shareholders’ written instructions.

(c)            On or prior to the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i)             this Agreement, duly executed by such Purchaser;

(ii)            the Aggregate Purchase Price, in U.S. dollars and in immediately available funds to the Company, by wire transfer of immediately available funds in accordance with the Company’s written instructions;

(iii)           a fully completed and duly executed Accredited Investor Questionnaire in the form attached hereto as Exhibit A;

(iv)           a fully completed and duly executed Book Entry Questionnaire in the form attached here as Exhibit B; and

(v)            a fully completed and duly executed Form W-9 in the form attached hereto as Exhibit C.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1            Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to each Purchaser that:

(a)            Organization and Qualification. The Company is a corporation, duly organized, validly existing and in good standing under the laws of the State of Georgia and is a bank holding company registered under the BHC Act. The Company has the corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and carry out its obligations under this Agreement. The Company does not own or control any Affiliate or Subsidiary, other than the Subsidiaries described in this Section 3.1. The nature of the business of the Company and its activities do not require it to be qualified to do business in any jurisdiction other than the State of Georgia. The Company has no equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, other than the Bank or as acquired through settlement of indebtedness, foreclosure, the exercise of creditors’ remedies or in a fiduciary capacity, and the business carried on by the Company has not been conducted through any other direct or indirect Subsidiary or Affiliate of the Company other than the Bank.

(b)            The Bank is a Georgia chartered bank, duly organized and validly existing under the Laws of the State of Georgia and in good standing under all laws of the State of Georgia. The Bank has the corporate power and authority (including all licenses, franchises, permits and other governmental authorizations as are legally required) to carry on its business as now being conducted, to own, lease and operate its properties and assets as now owned, leased or operated and to enter into and to carry on the business and activities now conducted by it. The Bank is an insured bank as defined in the Federal Deposit Insurance Act. The Bank is duly licensed or qualified to do business in each jurisdiction in which the nature of its business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except when the failure to be so licensed or qualified would not be material. Other than GBC Insurance Services, Inc. or Georgia Business Capital, Inc., the Bank has no equity interest, direct or indirect, in any other bank or corporation or in any partnership, joint venture or other business enterprise or entity, except as acquired through settlement of indebtedness, foreclosure, the exercise of creditors’ remedies or in a fiduciary capacity. The business carried on by the Bank is not conducted through any direct or indirect Subsidiary or Affiliate of the Bank.

(c)            Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder, including, without limitation, to issue the Shares in accordance with the terms hereof. The Company’s execution and delivery of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board or its shareholders in connection therewith. Each of the Transaction Documents has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof or thereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)            No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Primary Shares) do not and will not (i) conflict with or violate any provisions of the Company’s certificate or articles of incorporation or bylaws, or otherwise result in a violation of the organizational documents of the Company, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and the rules and regulations thereunder, assuming the correctness of the representations and warranties made by the Purchaser herein, of any self-regulatory organization to which the Company or its securities are subject), or by which any property or asset of the Company is bound or affected, except in the case of clauses (ii) and (iii) such as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(e)            Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than (i) filings required by applicable state securities laws and (ii) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act and (iii) the notice with respect to the gross-up rights provided to each investor party to one of the Investor Rights Agreements (collectively, the “Required Notices”). The Company is unaware of any facts or circumstances relating to the Company that might prevent the Company from obtaining or effecting any of the foregoing.

(f)            Issuance of the Shares. The Primary Shares have been duly authorized and, when issued and delivered to the Purchasers against payment therefor in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and free of all Liens created by the Company, with the holders thereof being entitled to all rights accorded to a holder of Common Stock or Non-Voting Common Stock, as applicable.

(g)            Capitalization. (i) The authorized capital stock of the Company consists of 50,000,000 shares of common stock, consisting of 40,000,000 shares of Common Stock and 10,000,000 shares of Non-Voting Common Stock, of which 9,281,302 of Common Stock are issued and outstanding as of June 12, 2026. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company. (ii) Other than the gross-up rights provided pursuant in the Investor Rights Agreements, none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. (iii) The Company currently has warrants to purchase 300,956 shares of Common Stock issued and outstanding and warrants to purchase 150,478 shares of Non-Voting Common Stock issued and outstanding. (iv) Other than as described herein and options granted under the Company’s equity incentive plan, there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company. (v) There are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and, there are no contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem a security of the Company. (vi) There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Shares, other than anti-dilution or similar provisions that have been waived by the respective holders thereof. (vii) The Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. (viii) Except as disclosed on Schedule 3.1(aa) and the Registration Rights Agreements, there are no agreements or arrangements under which the Company is obligated to register the sale of any of the securities of the Company under the Securities Act. (ix) Except as disclosed on Schedule 3.1(aa), the Registration Rights Agreements and Investor Rights Agreements are the only contracts, commitments, understandings or arrangements with the Selling Shareholders or other shareholders of the Company to which the Company is a party which grant the shareholders of the Company rights related to their stock.

(h)            Tax Matters. The Company (i) has prepared, on a consolidated basis, and timely filed all foreign, US federal, state and local income and all other Tax Returns, reports and declarations or were required by any jurisdiction to which it is subject and such returns, reports and declarations are true, complete and correct in all material respects, (ii) has paid all Taxes and other governmental assessments and charges owed and due by the Company (whether or not shown on any Tax Return), except those being contested in good faith and with respect to which adequate reserves have been set aside on the books of the Company in accordance with GAAP, (iii) has withheld or collected from each payment made to each of its employees, independent contractors, shareholders, creditors and other third parties the amount of all Taxes required to be withheld or collected therefrom, and has paid the same to the proper authorized depositories or government authorities, (iv) has set aside on its books provisions reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which the above referenced returns, reports or declarations apply and (v) complied with all applicable information reporting requirements in all material respects. On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Shares to be sold to each Purchaser hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(i)            Financial Statements. The Company’s consolidated financial statements as of December 31, 2024 and December 31, 2025 and for the fiscal years ended December 31, 2024 and December 31, 2025, and its unaudited consolidated financial statements as of March 31, 2026 (collectively, the “Financial Statements”) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated, except that the unaudited Financial Statements may not contain all footnotes required by GAAP. The Financial Statements fairly present in all material respects the financial condition and operating results of the Company and the Subsidiaries as of the dates, and for the periods, indicated therein, subject in the case of the unaudited Financial Statements to normal year-end audit adjustments.

(j)            Material Changes. Since December 31, 2025, except with respect to the Agreement and Plan of Merger, dated February 24, 2026, by and between the Company and Tandem Bancorp, Inc., (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice, (iii) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) except as described in Section 3.1(g), the Company has not issued any equity securities to any officer, director or Affiliate, and (vi) there has not been any material change or amendment to, or any waiver of any material right by the Company under, any Material Contract under which the Company is bound or subject.

(k)            Litigation. There is no Action, pending or, to the Company’s Knowledge, threatened, which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the issuance of the Primary Shares pursuant to the Transaction Documents or (ii) is reasonably likely to have a Material Adverse Effect, individually or in the aggregate, if there were an unfavorable decision. Neither the Company nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty nor is any Action, to the Company’s Knowledge, currently threatened. There is no Action by the Company pending or which the Company intends to initiate (other than collection or similar claims in the ordinary course of business). There has not been, and to the Company’s Knowledge there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any executive officers or directors of the Company in their capacities as such, which individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(l)            Employment Matters. No labor dispute exists or, to the Company’s Knowledge, is imminent with respect to any of the employees of the Company that would have or reasonably be expected to have a Material Adverse Effect. None of the Company’s employees is a member of a union that relates to such employee’s relationship with the Company, the Company is not a party to a collective bargaining agreement, and the Company believes that its relationship with its employees is good. To the Company’s Knowledge, there is no activity involving any of the employees of the Company seeking to certify a collective bargaining unit or similar organization. To the Company’s Knowledge, no executive officer is, or is now expected to be, subject to or in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of a third party, and to the Company’s Knowledge, the continued employment of each such executive officer does not subject the Company to any liability with respect to any of the foregoing matters. The Company is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of the date of this Agreement, no material employee has given notice to the Company of his or her intent to terminate his or her employment or service relationship with the Company. The Company is in material compliance with all laws concerning the classification of employees and independent contractors and has properly classified all such individuals for purposes of participation in employee benefit plans.

(m)            Compliance. The Company is not (i) in violation of any term or provision of certificate or articles of incorporation or bylaws or similar organizational documents, (ii) in violation of any order of any court, arbitrator or governmental body having jurisdiction over the Company or its properties or assets, or (iii) in violation of, or in receipt of written notice that it is in violation of, any statute, rule, regulation, policy or guideline or order of any governmental authority, self-regulatory organization applicable to the Company, except in each case as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(n)            Regulatory Permits. The Company possesses all certificates, authorizations, consents and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its businesses as currently conducted, except where the failure to possess such certificates, authorizations, consents or permits, individually or in the aggregate, has not and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (“Material Permits”), and (i) the Company has not received any notice in writing of Proceedings relating to the revocation or material adverse modification of any such Material Permits and (ii) the Company is unaware of any facts or circumstances that would give rise to the revocation or material adverse modification of any Material Permits.

(o)            No “Bad Actor” Disqualification. The Company has exercised reasonable care, in accordance with Commission rules and guidance, to determine whether any Covered Person (as defined below) is subject to any of the “bad actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (each a “Disqualification Event”). To the Company’s Knowledge, no Covered Person is subject to a Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has complied, to the extent applicable, with any disclosure obligations under Rule 506(e) under the Securities Act. “Covered Persons” are those persons specified in Rule 506(d)(1) under the Securities Act, including the Company; any predecessor or Affiliate of the Company; any director, executive officer, other officer participating in the offering, general partner or managing member of the Company; any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power; any promoter (as defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of the sale of the Shares; and any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of the Shares other than the Placement Agent (a “Solicitor”), any general partner or managing member of any Solicitor, and any director, executive officer or other officer participating in the offering of any Solicitor or general partner or managing member of any Solicitor.

(p)            Placement Agent Fees. The Company, together with the Selling Shareholders, shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than fees or commissions of persons engaged by any Purchaser or such Purchaser’s investment advisor) relating to or arising out of the transactions contemplated hereby. Other than the Placement Agent, the Company has not engaged any placement agent or other agent in connection with the sale of the Shares.

(q)            Private Placement. Assuming the accuracy of each Purchaser’s representations and warranties set forth in Section 3.2 of this Agreement, the accuracy of the information disclosed in the Accredited Investor Questionnaires, no registration under the Securities Act is required for the offer and sale of the Primary Shares by the Company to the Purchasers under the Transaction Documents.

(r)            No Integrated Offering. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf, has, directly or indirectly, at any time within the past six months made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the Shares under the Securities Act, whether through integration with prior offerings or otherwise, or cause this offering of the Shares to require approval of shareholders of the Company for purposes of any applicable shareholder approval provisions. None of the Company, its Affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of the issuance of any of the Shares under the Securities Act or shareholder approval under applicable shareholder approval provisions.

(s)            Investment Company. The Company is not required to be registered as, and immediately after receipt of payment for the Shares will not be required to be registered as, an “investment company,” an “affiliated person” of, “promoter” for or “principal underwriter” for, an entity “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(t)            Unlawful Payments. Neither the Company nor any directors, officers, nor to the Company’s Knowledge, employees, agents or other Persons acting at the direction of or on behalf of the Company has, in the course of its actions for, or on behalf of, the Company: (i) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (ii) made any direct or indirect unlawful payments to any foreign or domestic governmental officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any other unlawful bribe, rebate, payoff, influence payment, kickback or other material unlawful payment to any foreign or domestic government official or employee.

(u)            OFAC. Neither the Company nor, to the Company’s Knowledge, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly, directly or indirectly, use the proceeds of the sale of the Primary Shares, or lend, contribute or otherwise make available such proceeds to any other Person or entity, towards any sales or operations in any country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(v)            Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are, and, to the knowledge of the Company and its subsidiaries, have been at all times in the past five years, conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or its subsidiaries, threatened.

(w)           No General Solicitation or General Advertising. Neither the Company nor any Person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Shares.

(x)            Change in Control. The issuance of the Shares to the Purchasers as contemplated by this Agreement will not trigger any rights under any “change of control” provision in any agreements to which the Company is a party, including any employment, “change in control,” severance or other compensatory agreements and any benefit plan, which results in payments to the counterparty or the acceleration of vesting of benefits.

(y)            Disclosure. The Company understands and confirms that each Purchaser will rely on the foregoing representations and warranties in purchasing the Shares. All disclosure provided to the Purchasers regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company, when taken as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(z)            Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

(aa)          No Preferential Rights. Except as set forth on Schedule 3.1(aa), the Company has not granted to any Purchaser any rights, preferences, or benefits with respect to the Shares or the transactions contemplated by this Agreement that are more favorable in any material respect than those granted to any other Purchaser, other than the difference relating solely to the number of Shares purchased or, with respect to Fortress, the issuance of Non-Voting Common Stock contemplated in Section 2.1(a).

3.2            Representations and Warranties of the Selling Shareholders. The Selling Shareholders, hereby represent and warrant to the Purchasers and the Company as of the date hereof and as of the Closing Date as follows:

(a)            Organization; Authority; Enforcement. The Selling Shareholders are duly organized, validly existing and in good standing under the laws of the jurisdiction of their organization with the requisite corporate, partnership, limited liability company or other power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder. The execution and delivery of the Transaction Documents and performance by the Selling Shareholders of the transactions contemplated hereby have been duly authorized by all necessary corporate or, if such Selling Shareholder is not a corporation, such partnership, limited liability company or other applicable like action, on the part of such Selling Shareholder. This Agreement has been duly executed by the Selling Shareholders, and when delivered by the Selling Shareholders in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Selling Shareholders, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)            No Conflicts. The execution, delivery and performance by the Selling Shareholders of the Transaction Documents and the consummation by the Selling Shareholders of the transactions contemplated hereby (including the sale and delivery of the Secondary Shares), do not and will not (i) conflict with or violate any provision of the organizational documents of the Selling Shareholder, (ii) conflict with, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which any Selling Shareholder is a party or by which any property or asset of any Selling Shareholder is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree applicable to any Selling Shareholder or by which any property or asset of any Selling Shareholder is bound, except, in the case of clauses (ii) and (iii), for any such conflict, default or violation that would not reasonably be expected to materially impair or delay the ability of any Selling Shareholder to perform its obligations hereunder.

(a)            Filings, Consents and Approvals. No consent, approval, order, authorization or filing with, or notice to, any Governmental Entity or any other Person is required on the part of the Selling Shareholders in connection with the execution, delivery and performance by the Selling Shareholders of the Transaction Documents or the consummation by the Selling Shareholders of the transactions contemplated hereby, other than (i) those that have been obtained or made prior to the Closing and (ii) those the failure of which to obtain or make would not reasonably be expected to materially impair or delay the ability of any Selling Shareholder to perform its obligations hereunder.

(b)            Title to Secondary Shares. Each Selling Shareholder is the record and beneficial owner of, and has good and valid title to, the Secondary Shares being sold by such Selling Shareholder hereunder, free and clear of any and all Liens, preemptive rights, rights of first refusal, pledges, security interests, encumbrances, equities, claims, options, proxies, voting trusts or agreements, agreements, limitations on such Selling Shareholder’s voting rights, charges or restrictions of any kind (other than restrictions on transfer arising under applicable securities laws or those arising under this Agreement or the other Transaction Documents). Each Selling Shareholder has properly net exercised its warrant to purchase the shares of Common Stock included in the Secondary Shares. Upon delivery to the Purchasers of the Secondary Shares being sold by the Selling Shareholder hereunder at the Closing in accordance with the terms of this Agreement, good and valid title to such Secondary Shares will pass to the applicable Purchasers, free and clear of all Liens other than restrictions on transfer arising under applicable securities laws or created by or through such Purchasers. No registration under the Securities Act is required for the offer and sale of the Secondary Shares by the Selling Shareholders to the Purchasers under the Transaction Documents.

(c)            Placement Agent Fees. The Selling Shareholders, together with the Company, shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions (other than fees or commissions of persons engaged by each Purchaser or its investment advisor) relating to or arising out of the transactions contemplated hereby. Other than the Placement Agent, no Selling Shareholder has engaged any placement agent or other agent in connection with the sale of the Shares.

(d)            Acknowledgment Regarding Purchase of Shares. The Selling Shareholders acknowledge and agree that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Selling Shareholders further acknowledge that each Purchaser is not acting as a financial advisor or fiduciary of the Selling Shareholders (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by such Purchaser or its representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to such Purchaser’s purchase of the Shares.

(e)            OFAC. Neither the Selling Shareholder nor, to the Selling Shareholder’s knowledge, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Selling Shareholder is currently subject to any U.S. sanctions administered by OFAC; and the Selling Shareholder will not knowingly, directly or indirectly, use the proceeds of the sale of the Shares, or lend, contribute or otherwise make available such proceeds to any other Person or entity, towards any sales or operations in any other sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(f)            Compliance with Money Laundering Laws. The operations of the Selling Shareholders are, and, to the knowledge of the Selling Shareholders, have been at all times in the past five years, conducted in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Selling Shareholders with respect to the Money Laundering Laws is pending or, to the knowledge of the Selling Shareholders, threatened.

(g)            Disclosure. The Selling Shareholders understand and confirm that each Purchaser and the Company will rely on the foregoing representations and warranties. All disclosure provided to the Purchasers and the Company regarding the Selling Shareholders and the transactions contemplated hereby, furnished by or on behalf of the Selling Shareholders, when taken as a whole, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(h)            Non-Affiliates. No Selling Shareholder is an Affiliate of the Company.

(i)            No Preferential Rights. No Selling Shareholder has granted to any Purchaser any rights, preferences, or benefits with respect to the Shares or the transactions contemplated by this Agreement that are more favorable in any material respect than those granted to any other Purchaser, other than the difference relating solely to the number of Shares purchased.

3.3            Representations and Warranties of the Purchasers. Each Purchaser hereby, for itself and for no other Person, represents and warrants as of the date hereof and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date) to the Company and the Selling Shareholders as follows:

(a)            Organization; Authority.

(i)            If Purchaser is an individual, Purchaser has the full right, power, and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out his or her obligations hereunder and thereunder.

(ii)            If Purchaser is an entity, Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership, limited liability company or other power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or, if Purchaser is not a corporation, such partnership, limited liability company or other applicable like action, on the part of Purchaser. This Agreement has been duly executed by Purchaser, and when delivered by Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of Purchaser, enforceable against it in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)            No Conflicts. The execution, delivery and performance by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of Purchaser, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Purchaser is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to Purchaser, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Purchaser to perform his, her or its obligations hereunder. Other than securities or blue sky laws of the states of the United States and except as otherwise provided in this Agreement, and assuming the accuracy of the representations and warranties of the Company and the performance of the covenants and agreements of the Company contained herein, no material notice to, registration, declaration or filing with, exemption or review by, or authorization, order, consent or approval of, any Governmental Entities, or expiration or termination of any statutory waiting period, is necessary for the consummation by Purchaser of the transactions set forth in this Agreement.

(c)            Investment Intent. Purchaser understands that the Primary Shares are “restricted securities” and have not been registered under the Securities Act or any applicable state securities laws and is acquiring the Primary Shares as principal for its own account and not with a view to, or for distributing or reselling such Primary Shares or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, however, that by making the representations herein, Purchaser does not agree to hold any of the Primary Shares for any minimum period of time and reserves the right at all times to sell or otherwise dispose of all or any part of such Primary Shares pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Purchaser is acquiring the Primary Shares hereunder in the ordinary course of its business. Purchaser does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Primary Shares to or through any Person.

(d)            Purchaser Status. At the time Purchaser was offered the Shares, Purchaser was, and at the date hereof it is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(e)            General Solicitation. Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

(f)            Experience of Purchaser. Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. Purchaser is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment. Purchaser understands that (i) its investment in the Shares involves a high degree of risk, (ii) no representation is being made by any party (including, without limitation, the Placement Agent) as to the business or prospects of the Company or the future value of the Shares, and (iii) no representation is being made by any party (including, without limitation, the Placement Agent) as to any pro formas, projections, forecasts, illustrations, illustrative examples, or estimates delivered to or made available to Purchaser (or any of its Affiliates, advisors or representatives) related to the Company or the Bank, without limitation, those contained in any investor presentation or otherwise made available on the Data Site.

(g)            Access to Information. Purchaser acknowledges that it is Purchaser’s responsibility to conduct its own independent investigation and evaluation of the Company. Purchaser acknowledges that it has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the Offering and the merits and risks of investing in the Shares, and any such questions have been answered to its satisfaction; (ii) access to information about the Company and its Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Shares; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment in the Shares. Neither such inquiries nor any other investigation conducted by or on behalf of Purchaser or its representatives or counsel shall modify, amend or affect Purchaser’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained in the Transaction Documents. Purchaser has sought such accounting, legal and Tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Shares.

(h)            Brokers and Finders. Other than the Placement Agent with respect to the Company (which fees are to be paid by the Company and the Selling Shareholders), no Person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company, any Selling Shareholder or any Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of Purchaser.

(i)            Independent Investment Decision. Purchaser has independently evaluated the merits of its decision to purchase the Shares pursuant to the Transaction Documents, and Purchaser confirms that it has not relied on the advice of any other Purchaser’s business and/or legal counsel in making such decision. Purchaser acknowledges that the Company has not produced an offering memorandum or other private placement memorandum, prospectus or circular with respect to the Offering. Purchaser understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to Purchaser in connection with the purchase of the Shares constitutes legal, Tax or investment advice. Purchaser has consulted such legal, Tax and investment advisors as Purchaser, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares. Purchaser understands that the Placement Agent has acted solely as the agent of the Company and the Selling Shareholders in this placement of the Shares and that Purchaser has not relied on the business or legal advice of the Placement Agent or any of its agents, counsel or Affiliates in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to Purchaser in connection with the transactions contemplated by the Transaction Documents. Such Persons, including, without limitation, the Placement Agent, are third-party beneficiaries to this Section 3.2(i). Purchaser has received or had access to all of the information Purchaser deemed necessary in order to make its investment decision with respect to the Shares.

(j)            Reliance on Exemptions. Purchaser understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Shares.

(k)            No Public Market; Governmental Review; Shares Not Insured. Purchaser understands that there is no established market for the Shares and that no public market for the Shares may develop. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares no have such authorities passed upon or endorsed the merits of the Offering of the Shares. Purchaser understands that the Shares are not deposits or other obligations of a depository institution and are not insured by the FDIC, including the FDIC’s Deposit Insurance Fund, or any other governmental agency.

(l)            Residency. Purchaser’s residence or office in which its investment decision with respect to the Shares was made is located at the address on Purchaser’s signature page hereto.

(m)            Financial Capability. Purchaser has or will have immediately available funds necessary to pay the Aggregate Purchase Price and consummate the Closing, as of the Closing Date, on the terms and conditions contemplated by this Agreement.

(n)            OFAC and Anti-Money Laundering. Purchaser understands, acknowledges, represents and agrees that (i) Purchaser is not the target of any sanction, regulation or law promulgated by OFAC, the Financial Crimes Enforcement Network or any other U.S. Governmental Entity (“U.S. Sanctions Laws”); (ii) Purchaser is not owned by, controlled by, under common control with, or acting on behalf of any person that is the target of U.S. Sanctions Laws; (iii) Purchaser is not a “foreign shell bank” and is not acting on behalf of a “foreign shell bank” under applicable anti-money laundering laws and regulations; (iv) Purchaser’s entry into this Agreement or consummation of the transactions contemplated hereby will not contravene U.S. Sanctions Laws or applicable anti-money laundering laws or regulations; (v) Purchaser will promptly provide to any regulatory or law enforcement authority such information or documentation as may be required to comply with U.S. Sanctions Laws or applicable anti-money laundering laws or regulations; and (vi) the Company may provide to any regulatory or law enforcement authority information or documentation regarding, or provided by, Purchaser for the purposes of complying with U.S. Sanctions Laws or applicable anti-money laundering laws or regulations.

(o)            No Outside Discussion of Offering. As of the date of this Agreement, Purchaser has not discussed the offering with any other party or potential investors (other than the Company, the Selling Shareholders, the Placement Agent and Purchaser’s authorized representatives, advisors, counsel, and Purchaser’s underlying investors to whom the Company was not identified), except as expressly permitted under the terms of this Agreement or any non-disclosure agreement between the Company and the Purchaser.

3.4            The Company, the Selling Shareholders and the Purchasers acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III.

ARTICLE IV

OTHER AGREEMENTS OF THE PARTIES

4.1            Acknowledgment of Dilution. The Company acknowledges that the issuance of the Primary Shares may result in dilution of the outstanding shares of Common Stock or Non-Voting Common Stock. The Company further acknowledges that its obligations under the Transaction Documents, including without limitation its obligation to issue the Primary Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Company.

4.2            Legend.

(a)            Each Purchaser agrees that all certificates or other instruments, if any, representing the Primary Shares subject to this Agreement will bear a legend and with respect to Primary Shares held in book-entry form, the transfer agent of the Company will record a legend on the share register substantially to the following effect:

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS.

(b)            Upon receipt by the Company of an opinion of counsel reasonably satisfactory to the Company to the effect that such legend set forth in Section 4.2(a) is no longer required under the Securities Act and applicable state securities laws, the Company shall promptly cause the legend to be removed from any certificate or instrument or share registrar (as the case may be) representing such Shares, as applicable. The Company shall be responsible for removal of legend costs, including the fees of its legal counsel for issuing a blanket legal opinion.

(c)            The Company will use its commercially reasonable efforts to, at the reasonable request of Purchaser, (i) (x) deliver all the necessary documentation to cause Company’s transfer agent to remove all restrictive legends from any Primary Shares that are subject to or have been or are about to be sold or transferred pursuant to an effective registration statement or are being sold pursuant to Rule 144, at the time of sale by the Purchaser or any affiliate of the Purchaser and (y) cause its legal counsel to deliver to the transfer agent the necessary legal opinions required by the transfer agent, if any, in connection with the instruction under clause (x) above upon the receipt of representation letters and such other customary supporting documentation from the Purchaser or its affiliate as requested by (and in a form reasonably acceptable to) such counsel, and (ii) remove any legend from the book entry position evidencing its Shares following the earliest of such time as such Shares are eligible for sale by the Purchaser without restriction as to volume or manner of sale pursuant to Rule 144. The Company shall be responsible for the fees of its transfer agent, its legal counsel (including for purposes of giving the opinion referenced herein) and all Depository Trust Company fees or other fees associated with such issuance.

4.3            Indemnification.

(a)            Indemnification by the Company of the Purchasers and the Selling Shareholders. The Company will indemnify and hold each Purchaser, each Selling Shareholder and their directors, officers, shareholders, members, partners, employees, agents and investment advisers (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser or Selling Shareholder (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners, employees, agents and investment advisers (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling Person (each, an “Company Indemnified Person”) harmless from any and all damages, liabilities, obligations, claims, contingencies, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation (collectively, “Losses”) that any such Company Indemnified Person may suffer or incur as a result of (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in the Transaction Documents, (ii) any Proceeding instituted against a Company Indemnified Person in any capacity, or any of them or their respective Affiliates, by any shareholder of the Company or other third party who is not an Affiliate of such Company Indemnified Person, with respect to any of the transactions contemplated by this Agreement, or (iii) any Proceeding involving the Company arising out of or related to any event, fact, change, occurrence, development or condition prior to the Closing. The Company will not be liable to any Company Indemnified Person under this Agreement to the extent, but only to the extent that, a loss, claim, damage or liability is directly attributable to any Company Indemnified Person’s breach of any of the representations, warranties, covenants or agreements made by such Company Indemnified Person in this Agreement.

(b)            Indemnification by the Selling Shareholders of the Purchasers and the Company. The Selling Shareholders will indemnify and hold each Purchaser, the Company and their directors, officers, shareholders, members, partners, employees, agents and investment advisers (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser or the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners, employees, agents and investment advisers (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling Person (each, an “Selling Shareholder Indemnified Person”, together with the Company Indemnified Person, an “Indemnified Person”) harmless from any and all Losses that any such Selling Shareholder Indemnified Person may suffer or incur as a result of (i) any breach of any of the representations, warranties, covenants or agreements made by any Selling Shareholder in the Transaction Documents, or (ii) any Proceeding involving the Selling Shareholders arising out of or related to any event, fact, change, occurrence, development or condition prior to the Closing. The Selling Shareholders will not be liable to any Selling Shareholder Indemnified Person under this Agreement to the extent, but only to the extent that, a loss, claim, damage or liability is directly attributable to any Selling Shareholder Indemnified Person’s breach of any of the representations, warranties, covenants or agreements made by such Selling Shareholder Indemnified Person in this Agreement.

(c)            Conduct of Indemnification Proceedings. Promptly after receipt by any Indemnified Person of any notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any Proceeding in respect of which indemnity may be sought pursuant to Section 4.3(a) or Section 4.3(b), such Indemnified Person shall promptly notify the Company or the Selling Shareholders, as applicable, in writing and the Company or the Selling Shareholders, as applicable, shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided that the failure of any Indemnified Person so to notify the Company or the Selling Shareholders, as applicable, shall not relieve the Company of its obligations hereunder except to the extent that such failure shall have materially and adversely prejudiced the Company or the Selling Shareholders, as applicable (as finally determined by a court of competent jurisdiction, which determination is not subject to appeal or further review). In any such Proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company or the Selling Shareholders, as applicable, and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company or the Selling Shareholders, as applicable, shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such Proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, provided, however, that the Company or the Selling Shareholders, as applicable, shall not be required to pay for more than two separate counsel for all Indemnified Persons. The Company or the Selling Shareholders, as applicable, shall not be liable for any settlement of any Proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, neither the Company nor the Selling Shareholders, as applicable, shall effect any settlement of any pending or threatened Proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such Proceeding.

(d)            Limitation on Amount of Company’s and Selling Shareholders Indemnification Liability.

(i)            Tipping Basket. Neither the Company nor the Selling Shareholders will be liable for Losses that are otherwise indemnifiable under Section 4.3(a)(i) and Section 4.3(b)(i) until the total of all Losses under Section 4.3(a)(i) and Section 4.3(b)(i) incurred by the Indemnified Person exceeds 1.5% of the Aggregate Purchase Price of such Indemnified Person (or the related Purchaser), at which point the full amount of all indemnifiable Losses shall be recoverable.

(ii)            Maximum. The maximum aggregate liability of the Company and the Selling Shareholders for all indemnifiable Losses under Section 4.3(a)(i) and Section 4.3(b)(i) is the Aggregate Purchase Price of such Indemnified Person (or the related Purchaser) plus all costs and expenses, including without limitation reasonable attorneys’ fees, that may be incurred or paid by the Indemnified Person in connection with an indemnity sought pursuant to Section 4.3(a)(i) or Section 4.3(b)(i).

(iii)            The provisions of Section 4.3(d)(i) and (ii) do not apply to (A) claims due to the inaccuracy of any of the representations or breach of any of the warranties of the Company in Sections 3.1(a), 3.1(b), 3.1(c), 3.1(d), 3.1(e), 3.1(f), 3.1(g), 3.1(i), or 3.1(o), (B) indemnification claims involving fraud or knowing and intentional misconduct by the Company, (C) claims due to the inaccuracy of any of the representations or breach of any of the warranties of the Selling Shareholders in Sections 3.2(a), 3.2(b), 3.2(c), 3.2(d), 3.2(e) or 3.1(f), or (B) indemnification claims involving fraud or knowing and intentional misconduct by the Selling Shareholders.

(iv)            Exclusive Remedy. The indemnity provided for in this Section 4.3 shall be the sole and exclusive monetary remedy of Indemnified Persons after the Closing for any inaccuracy of any representation or warranty or any other breach of any covenant or agreement contained in this Agreement; provided that nothing herein shall limit in any way any such party’s remedies in respect of fraud by any other party in connection with the transactions contemplated by this Agreement.

4.4            Use of Proceeds. The Company intends to use the net proceeds from the sale of the Primary Shares hereunder for general corporate purposes. The Company will not receive any proceeds from the sale of the Secondary Shares.

4.5            No Change of Control. The Company shall use reasonable best efforts to obtain all necessary irrevocable waivers, adopt any required amendments and make all appropriate determinations so that the issuance of the Shares to the Purchasers will not trigger a “change of control” or other similar provision in any of the agreements to which the Company is a party, including without limitation any employment, “change in control,” severance or other agreements and any benefit plan, which results in payments to the counterparty or the acceleration of vesting of benefits.

4.6            Filings; Other Actions. Each party agrees, upon request, to furnish the other party with all information (other than Investor Confidential Information) concerning itself, its subsidiaries, Affiliates, directors, officers, partners, and shareholders and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice, or application made by or on behalf of such other party or any of its subsidiaries to any Bank Regulatory Authority in connection with this Agreement. Notwithstanding anything in this Section 4.6 or elsewhere in this Agreement to the contrary, (a) each Purchaser shall not be required to provide any materials to the Company that it deems private or confidential; and (b) each Purchaser shall provide information only to the extent typically provided by such Purchaser to such Bank Regulatory Authority and subject to such confidentiality requests as such Purchaser may reasonably seek.

4.7            Reasonable Efforts. Each of the Company and each Purchaser agree to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with such Purchaser in doing, all commercially reasonable things necessary, proper or advisable to consummate and make effective, in the most expeditious manner commercially practicable, the transactions contemplated by the Transaction Documents.

4.8            Notice of Certain Events. Each party hereto shall promptly notify the other party hereto of (a) any event, condition, fact, circumstance, occurrence, transaction or other item of which such party becomes aware prior to the Closing that would constitute a violation or breach of the Transaction Documents (or a breach of any representation or warranty contained herein or therein) or, if the same were to continue to exist as of the Closing Date, would constitute the non-satisfaction of any of the conditions set forth in Sections 5.1 or 5.2 hereof, and (b) any event, condition, fact, circumstance, occurrence, transaction or other item of which such party becomes aware that would have been required to have been disclosed pursuant to the terms of this Agreement had such event, condition, fact, circumstance, occurrence, transaction or other item existed as of the date hereof; provided that delivery of any notice pursuant to this Section 4.8 shall not modify the representations, warranties, covenants, agreements or obligations of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement. Notwithstanding the foregoing, neither party shall be required to take any action that would jeopardize such party’s attorney-client privilege.

4.9            Confidentiality. Each party to this Agreement will hold, and will use commercially reasonable efforts to cause its respective subsidiaries and their directors, officers, employees, agents, consultants and advisors to hold, in strict confidence, unless disclosure to a Governmental Entity is reasonably necessary or appropriate in connection with any necessary regulatory approval, or request for information or similar process, or unless compelled to disclose by judicial or administrative process or, based on the advice of its counsel, by another requirement of law or the applicable requirements of any Governmental Entity (in which case, the party permitted to disclose such information shall, to the extent legally permissible and reasonably practicable, provide the other party with prior written notice of such permitted disclosure so that such other party may seek confidential treatment of such information from the applicable Governmental Entity), all nonpublic records, books, contracts, instruments, computer data and other data and information (collectively, “Information”) concerning the other party hereto furnished to it by such other party or its representatives pursuant to this Agreement (except to the extent that such information can be shown to have been (a) previously known by such party on a nonconfidential basis, (b) in the public domain through no fault of such party, (c) later lawfully acquired from other sources by the party to which it was furnished or (d) independently developed or conceived by such party without use of such Information), and neither party hereto shall release or disclose such Information to any other person, except its Affiliates, and to its and their respective directors, officers, employees, partners, investors, potential investors, auditors, financial advisors, other consultants and advisors with the express understanding that such parties will maintain the confidentiality of the Information and, to the extent permitted above, to Governmental Entities; provided, however, that (i) each Purchaser is permitted to disclose Information to auditors and bank and securities regulatory authorities without prior written notice to the Company in connection with any audit or examination that does not explicitly reference the Company or this Agreement and (ii) each Purchaser may identify the Company and the number and value of such Purchaser’s security holdings in the Company in accordance with applicable investment reporting and disclosure regulations or internal policies without prior notice to or consent from the Company.

4.10            Conduct of Business. From the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, except as contemplated by the Transaction Documents, the Company will: (a) operate its business in the ordinary course consistent with past practice, preserve intact the current business organization of the Company; (b) use commercially reasonable efforts to retain the services of their employees, consultants and agents; (c) preserve the current relationships of the Company with material customers and other Persons with whom the Company has and intends to maintain significant relations; (d) pay all applicable federal, state, local and foreign Taxes when due and payable (other than those Taxes the payment of which the Company challenges in good faith in appropriate proceedings and which are fully reserved for to the extent required by GAAP); (e) maintain, renew, keep in full force and effect and preserve its rights, franchises and licenses and all permits necessary for the conduct of the business of the Company as currently conducted; (f) comply with all orders, writs, and decrees applicable to it and to the conduct of its business and operations, maintain all of its operating assets in their current condition (normal wear and tear excepted); (g) refrain from taking or omitting to take any action that would constitute a breach of Section 3.1(j); and (h) refrain from (i) declaring, setting aside or paying any distributions or dividends on, or making any distributions (whether in cash, securities, or other property) in respect of, any of its capital stock, (ii) splitting, combining or reclassifying any of its capital stock or issuing or authorizing the issuance of any other securities in respect of, in lieu of or in substitution for capital stock or any of its other securities, and (iii) purchasing, redeeming or otherwise acquiring any capital stock, assets or other securities or any rights, warrants or options to acquire any such capital stock, assets or other securities, other than acquisitions of investment securities in the ordinary course of business.

4.11            No Additional Issuances; No Side Letters. Between the date of this Agreement and the Closing Date, the Company shall not (i) except for the Primary Shares being issued pursuant to this Agreement and any shares related to equity awards granted under the Company’s equity incentive plan, issue or agree to issue any additional shares of Common Stock, Non-Voting Common Stock or other securities or (ii) except as set forth in Schedule 3.1(aa), enter into any side letter, understanding, agreement, or other arrangement with any Purchaser or any other person that would provide such person with rights or benefits relating to the Shares that are materially more favorable than those provided to the Purchasers generally, unless the Company offers substantially the same rights or benefits to all Purchasers.

ARTICLE V

CONDITIONS PRECEDENT TO CLOSING

5.1            Conditions Precedent to the Obligations of Each Purchaser to Purchase Shares. The obligations of each Purchaser hereunder to purchase the Shares at the Closing are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (any or all of which may be waived in whole or in part by such Purchaser in its sole discretion with respect to its obligations):

(a)            Representations and Warranties of the Company and the Selling Shareholders. The representations and warranties of the Company and the Selling Shareholders contained in this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein) as of the date hereof and as of the Closing Date as though made on and as of the Closing Date (except to the extent that any such representation or warranty is expressly made as of a specified date, in which case such representation or warranty shall be true and correct as of such specified date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)            Performance by the Company. The Company and the Selling Shareholders shall have performed in all material respects all covenants and agreements required to be performed by them under this Agreement at or prior to the Closing.

(c)            No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction, nor shall there have been any regulatory communication, that prohibits the consummation of any of the transactions contemplated by the Transaction Documents or restricts each Purchaser or any of such Purchaser’s Affiliates from owning or voting any Shares of the Company in accordance with the terms hereof.

(d)            Consents. All Required Notices and all other consents, waivers, authorizations and approvals of any Governmental Entity or any other Person required to be obtained by the Company or the Selling Shareholders in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby shall have been obtained and shall be in full force and effect.

(e)            Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(b).

(f)            Selling Shareholder Deliverables. The Selling Shareholders shall have delivered the Selling Shareholder Deliverables in accordance with Section 2.2(a).

(g)            Termination. This Agreement shall not have been terminated in accordance with Section 6.14 herein.

(h)            Bank Regulatory Issues. The purchase of such Shares by each Purchaser shall not, at the time of Closing, (i) cause such Purchaser or any of its Affiliates to violate any banking regulation, (ii) require such Purchaser or any of its Affiliates to become a bank holding company or otherwise serve as a source of strength for the Company or the Bank or (iii) cause such Purchaser, together with any other person whose Company securities would be aggregated with such Purchaser’s Company securities for purposes of any banking regulation or law, to collectively be deemed to own, control or have the power to vote securities which (assuming, for this purpose only, full conversion and/or exercise of such securities by such Purchaser and such other Persons) would represent more than 9.9% of any class of voting securities of the Company outstanding at such time. For purposes of this Section 5.1(i), the term “Affiliate” shall have the meaning under the BHC Act and the Federal Reserve’s Regulation Y.

(i)            Material Adverse Effect. No Material Adverse Effect shall have occurred since the date of this Agreement.

(j)            No Change in Control. The Company shall not have agreed to enter into or entered into (i) any agreement or transaction in order to raise capital, or (ii) any transaction that resulted in, or would result in if consummated, a Change in Control of the Company.

5.2            Conditions Precedent to the Obligations of the Company and the Selling Shareholders to sell the Shares. The obligations of the Company and the Selling Shareholders to consummate the transactions contemplated by this Agreement at the Closing are subject to the satisfaction, at or prior to the Closing Date, of each of the following conditions (any or all of which may be waived in whole or in part by the Company and the Selling Shareholders in their sole discretion):

(a)            Representations and Warranties. The representations and warranties made by each Purchaser in Section 3.3 hereof shall be true and correct as of the date when made, and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date.

(b)            Performance. Each Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

(c)            No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction, nor shall there have been any regulatory communication, that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)            Purchaser Deliverables. Each Purchaser shall have delivered its Purchaser Deliverables in accordance with Section 2.2(c).

(e)            Termination. This Agreement shall not have been terminated in accordance with Section 6.14 herein.

ARTICLE VI

MISCELLANEOUS

6.1            Fees and Expenses. The parties hereto shall be responsible for the payment of all expenses incurred by them in connection with the preparation and negotiation of the Transaction Documents and the consummation of the transactions contemplated hereby. The Company and the Selling Shareholders shall pay all amounts owed to the Placement Agent relating to or arising out of the transactions contemplated hereby. The Company shall pay all stamp Taxes and other Taxes and duties levied in connection with the sale and issuance of the Primary Shares to the Purchasers.

6.2            Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company, the Selling Shareholders and each Purchaser will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.3            Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via e-mail (provided the sender receives e-mail notification or confirmation of receipt of an e-mail transmission) at the e-mail address specified in this Section 6.3 prior to 5:00 p.m., Eastern time, on a Business Day, (b) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (c) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:	Georgia Banking Company, Inc.
1776 Peachtree Street NW, Suite 300
Atlanta, GA 30309
Attn: Bartow Morgan, Jr.
Email: [***]

With a copy to:	Troutman Pepper Locke LLP
600 Peachtree Street, NE, Suite 3000
Atlanta, GA 30308
Attn: James Stevens
Email: [***]

If to the Selling Shareholders:	at the address set forth under such Selling Shareholders name on the signature page to this Agreement

If to a Purchaser:	at the address set forth under such Purchaser’s name on the signature page to this Agreement or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4            Amendments; Waivers; No Additional Consideration. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by an officer or a duly authorized representative of such party. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.5            Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6            Successors and Assigns. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their respective successors and permitted assigns. This Agreement, or any rights or obligations hereunder, may not be assigned (i) by the Company without the prior written consent of the Purchaser or the Purchasers whose rights or obligations would be affected by such assignment, or (ii) by any Purchaser without the prior written consent of the Company and the Selling Shareholders; provided that any Purchaser may assign its rights hereunder, in whole or in part, to any Affiliate of such Purchaser; provided further that any such transferee of a Purchaser shall agree in writing to be bound by the terms and conditions of this Agreement that apply to such Purchaser.

6.7            No Third-Party Beneficiaries. Other than with respect to the Placement Agent as set forth herein, this Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than Indemnified Persons.

6.8            Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Georgia applicable to contracts made and to be performed entirely within such State. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) may be commenced on an exclusive basis in the Georgia Courts. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the Georgia Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of any such Georgia Court, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.9            Survival. The representations, warranties, agreements, and covenants contained herein shall survive the Closing and the delivery of the Shares as follows: (i) the representations and warranties of the Company set forth in Sections 3.1(a), 3.1(b), 3.1(c), 3.1(d), 3.1(e), 3.1(f), 3.1(g) and 3.1(p) shall survive indefinitely, (ii) the representations and warranties of the Company set forth in Section 3.1(h) shall survive for the applicable statute of limitations, and (iii) all other representations and warranties of the Company set forth in Sections 3.1 shall survive for a period of 12 months following the Closing and the delivery of the Primary Shares. All representations and warranties of the Selling Shareholders set forth in Sections 3.2(a), 3.2(b), 3.2(c), 3.2(d) and 3.2(e) shall survive indefinitely and (ii) all other representations and warranties of the Selling Shareholders set forth in Sections 3.2 shall survive for a period of 12 months following the Closing and the delivery of the Secondary Shares.

6.10          Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

6.11          Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12          Replacement of Shares. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares. If a replacement certificate or instrument evidencing any Shares is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.13          Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers, the Company and the Selling Shareholders may be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

6.14          Termination. This Agreement may be terminated and the sale and purchase of the Shares as between the Company and the Selling Shareholders and any Purchaser or the Purchasers may be abandoned at any time prior to the Closing:

(a)            by the written consent of the Company, the Selling Shareholders and the Purchasers;

(b)            by the Company or any Purchaser, upon written notice to the other parties, in the event that any Governmental Entity shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and nonappealable;

(c)            by any Purchaser, upon written notice to the Company and the Selling Shareholders, solely with respect to such Purchaser, if there has been a breach of any representation, warranty, covenant or agreement made by the Company or the Selling Shareholders in this Agreement, or any such representation or warranty shall have become untrue after the date of this Agreement, in each case such that a closing condition in Section 5.1(a) or Section 5.1(b); or

(d)            by the Company or by the Selling Shareholders (solely with respect to the sale of Shares by such Selling Shareholder), upon written notice to any Purchaser, solely with respect to such Purchaser, if there has been a breach of any representation, warranty, covenant or agreement made by such Purchaser in this Agreement, or any such representation or warranty shall have become untrue after the date of this Agreement, in each case such that a closing condition in Section 5.2(a) or Section 5.2(b) would not be satisfied with respect to such Purchaser.

6.15            Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under this Agreement and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.16            Adjustments in Stock Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock or Non-Voting Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock or Non-Voting Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to the Closing, each reference in this Agreement to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

6.17            Publicity. Except as may be required by applicable law, neither the Company, the Selling Shareholders nor any representative of either of the Company or the Selling Shareholders (including the Placement Agent) will issue any press release or public statement that identifies any Purchaser or any investment advisor to any Purchaser, or otherwise makes any public statement with respect to any Purchaser or any investment advisor to any Purchaser, without the prior written consent of such Purchaser. Any such press release or public statement required by applicable law shall only be made by the Company, the Selling Shareholders or the Placement Agent after reasonable notice and opportunity for review by the applicable Purchaser or Purchasers.

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

GEORGIA BANKING COMPANY, INC.,
a Georgia corporation

By:
Bartow Morgan
Chief Executive Officer

SELLING SHAREHOLDERS:

FINANCIAL HYBRID OPPORTUNITY FUND LLC,	FINANCIAL HYBRID OPPORTUNITY SPV I LLC,
a Delaware limited liability company	a Delaware limited liability company

FJ CAPITAL MANAGEMENT LLC,	FJ CAPITAL MANAGEMENT LLC,
Managing Member	Managing Member

By:	By:
Name:	Name:
Title:	Title:

FINANCIAL OPPORTUNITY FUND LLC,	Address for Notice:
a Delaware limited liability company

c/o FJ Capital Management LLC
7901 Jones Branch Drive Suite 210
FJ CAPITAL MANAGEMENT LLC,	McLean, VA 22102
Managing Member	Tel: 703-331-5500
Attn: Martin Friedman and Jeffrey Kashdin
Email: [***] and [***]

With a copy to:
By:
Name:	Stuart | Moore | Staub
Title:	641 Higuera Street, Suite 302
San Luis Obispo, CA 93401
Attn: Richard J. Perry, Jr.
Email: [***]

SELLING SHAREHOLDERS CONTINUED:

STRATEGIC VALUE INVESTORS, LP,
a Delaware limited partnership

By:
Name:
Title:

Address for Notice:

Attn:
Email:

With a copy to:

Attn:
Email:

PURCHASER:

By:
Name:
Title:

Number of Shares Purchased:
Aggregate Purchase Price:
Address for Notice:

SCHEDULE I

Selling Shareholders

Selling Shareholders	Number of Secondary Shares To be Sold
Financial Hybrid Opportunity Fund LLC	298,911
Financial Hybrid Opportunity SPV I LLC	185,937
Financial Opportunity Fund LLC	426,008
Strategic Value Investors, LP	383,958
Total	1,294,814

EXHIBIT A

ACCREDITED INVESTOR QUESTIONNAIRE

(ALL INFORMATION WILL BE TREATED CONFIDENTIALLY)

To:     Georgia Banking Company, Inc. (the “Company”)

This Investor Questionnaire (“Questionnaire”) must be completed by each potential investor in connection with the offer and sale of shares of the Company (collectively, the “Shares”). The Shares are being offered and sold by the Company without registration under the Securities Act of 1933, as amended (the “Securities Act”), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(a)(2) of the Securities Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Company must determine that a potential investor meets certain suitability requirements before offering or selling Shares to such investor. The purpose of this Questionnaire is to assure the Company that each investor will meet the applicable suitability requirements. The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemptions from registration is based in part on the information herein supplied.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security. Your answers will be kept strictly confidential. However, by signing this Questionnaire, you will be authorizing the Company to provide a completed copy of this Questionnaire to such parties as the Company deems appropriate in order to ensure that the offer and sale of the Shares will not result in a violation of the Securities Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Shares. All potential investors must answer all applicable questions and complete, date and sign this Questionnaire. Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.

PART A.     BACKGROUND INFORMATION

Name of Beneficial Owner of the Shares:

Business Address:

(Number and Street)

(City)	(State)	(Zip Code)

Telephone Number: (___)________________________________

If a corporation, partnership, limited liability company, trust or other entity:

Type of entity:

1

Accredited Investor Questionnaire

Was the entity formed for the purpose of investing in the Shares?

Yes ____      No ____

Taxpayer Identification No. ____________________________________________________________

The state in the United States in which you made your investment decision:__________________________________

If an individual:

Residence Address:

 (Number and Street)

(City)	(State)	(Zip Code)

Telephone Number: (___)_____________________________________________________________________________________________________

Age:__________            Citizenship: ____________

Where registered to vote: _______________

The state in the United States in which you maintain your residence:____________________

Are you a director or executive officer of the Company?

Yes ____      No ____

Social Security Number: ____________________________________

2

Accredited Investor Questionnaire

PART B.      ACCREDITED INVESTOR QUESTIONNAIRE

In order for the Company to offer and sell the Shares in conformance with state and federal securities laws, the following information must be obtained regarding your investor status. Please initial each category below applicable to you as a Purchaser of Shares.

--------	1.	A bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

--------	2.	A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

--------	3.	An investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940, as amended, or registered pursuant to the laws of a state;

--------	4.	An investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act of 1940, as amended

--------	5.	An insurance company as defined in Section 2(a)(13) of the Securities Act;

--------	6.	An investment company registered under the Investment Company Act of 1940, as amended;

--------	7.	A business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940, as amended;

--------	8.	A Small Business Investment Company licensed by the Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

--------	9.	A Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act of 1961, as amended;

--------	10.	A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

--------	11.	An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

--------	12.	A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

--------	13.	An organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership, or limited liability company not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

--------	14.	A trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of investing in the Company;

--------	15.	A natural person whose individual net worth, or joint net worth with that person’s spouse or spousal equivalent, at the time of his or her purchase exceeds $1,000,000 (see Note 15 and 16 below);

--------	16.	A natural person who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with that person’s spouse or spousal equivalent in excess of $300,000 in each of those years, and has a reasonable expectation of reaching the same income level in the current year (see Note 15 and 16 below);

3

--------	17.	An executive officer or director of the Company; and

--------	18.	An entity in which all of the equity owners qualify under any of the above subparagraphs. If the undersigned belongs to this investor category only, list the equity owners of the undersigned, and the investor category which each such equity owner satisfies.

--------	19.	An entity, of a type not listed in Categories 1 through 14 or 18 above, that was not formed for the specific purpose of acquiring the Shares and owns “investments” (as defined in Rule 2a51-1(b) under the Investment Company Act of 1940, as amended) in excess of $5,000,000

--------	20.	A natural person holding in good standing one or more of the following professional licenses:

(a)	General Securities Representative license (Series 7);

(b)	Private Securities Offerings Representative license (Series 82), and

(c)	Investment Adviser Representative license (Series 65);

--------	21.	A “family office” (as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, as amended):

(a)	with assets under management in excess of $5,000,000,

(b)	that is not formed for the specific purpose of acquiring the Shares, and

(c)	whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment in the Company; or

--------	22.	A “family client” (as defined in Rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940, as amended) of a family office meeting the requirements in Category 21 above and whose prospective investment in the issuer is directed by such family office pursuant to clause (c) of Category 21.

Notes to 15 and 16. For the purposes of calculating “joint net worth” under paragraph 15, joint net worth can be the aggregate net worth of the investor and spouse or spousal equivalent, and assets need not be held jointly to be included in the calculation. Reliance on the joint net worth standard does not require that the securities be purchased jointly.

For purposes of calculating net worth under paragraph 15:

(a)	The person’s primary residence shall not be included as an asset;
(b)	Indebtedness that is secured by the person’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of the Shares, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of the Shares exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and
(c)	Indebtedness that is secured by the person’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of the Shares shall be included as a liability.

The term “spousal equivalent” under paragraphs 15 and 16 means a cohabitant occupying a relationship generally equivalent to that of a spouse.

A.	FOR EXECUTION BY AN INDIVIDUAL:

Date:_________________________, 2026	By:

Print Name:

B.	FOR EXECUTION BY AN ENTITY:

Date:_________________________, 2026	Entity Name:

By:
Print Name:
Title:

C.	ADDITIONAL SIGNATURES (if required by partnership, corporation or trust document):

Date:_________________________, 2026	Entity Name:

By:
Print Name:
Title:

Date:_________________________, 2026	Entity Name:

By:
Print Name:
Title:

[SIGNATURE PAGE TO ACCREDITED INVESTOR QUESTIONNAIRE]

EXHIBIT B

BOOK ENTRY QUESTIONNAIRE

BOOK ENTRY REGISTRATION INSTRUCTIONS

Name:

Additional Name if Tenant in Common or Joint Tenant:

Mailing Address

Social Security Number or other Taxpayer Identification Number:_____________________________________________
Number of shares to be registered in above name(s): __________________

Legal form of ownership:

☐	Individual	☐	Joint Tenants with Rights of Survivorship
☐	Tenants in Common	☐	Uniform Gift to Minors
☐	Individual Retirement Account	☐	Trust
☐	Other

EXHIBIT C

FORM W-9

[Attached]

Schedule 3.1(aa)

Concurrent with this Agreement, the Company will enter into a Registration Rights Agreement with Fortress and each Purchaser purchasing 50,000 or more in Shares, and an Investor Rights Agreement with Fortress, each substantially in the form of such agreements that the Company has entered into with its other significant equity investors and pursuant to which, subject to the terms and conditions thereof, the Company will grant mandatory registration rights to Fortress and piggyback registration and offering participation rights to Fortress and the other Purchasers party thereto, and nominate for election an individual appointed by Fortress to serve on the board of directors of the Company.